UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2021

Hunt Companies Acquisition Corp. I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41029	85-2093703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 North Mesa Street El Paso, TX 79902	79902
(Address of principal executive offices)	(Zip Code)

(915) 533-1122
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	HTAQ.U	New York Stock Exchange

Class A ordinary shares	HTAQ	New York Stock Exchange

Warrants included as part of the units	HTAQ.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 27, 2021, Hunt Companies Acquisition Corp. I (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units may elect to separately trade the Class A ordinary shares and warrants comprising the units commencing on December 30, 2021. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “HTAQ.U” and each of the Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange under the symbols “HTAQ” and “HTAQ.WS,” respectively. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits. The following exhibit is filed with this Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 27, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hunt Companies Acquisition Corp. I

Date: December 27, 2021	By:	/s/ James. C Hunt
		Name:	James C. Hunt
		Title:	Chief Executive Officer

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